UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 7, 2006

Commission File No. 1-13603

TE Products Pipeline Company, Limited Partnership

(Exact name of Registrant as specified in its charter)

Delaware	76-0329620
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 7, 2006, management and the Board of Directors of TEPPCO GP, Inc., the general partner of TE Products Pipeline Company, Limited Partnership (the “Company”), concluded our method of accounting for the $33.4 million excess investment in Centennial Pipeline LLC (“Centennial”), previously described as an intangible asset with an indefinite life, was incorrect and will result in certain non-cash adjustments described below.  As a result, we will restate previously reported financial statements for the fiscal years ended December 31, 2003 and 2004.  We expect to file the restated audited financial statements and related auditor’s report in connection with our Form 10-K for the fiscal year ended December 31, 2005.  All of our 2005 unaudited quarterly financial statements for the first three quarters are expected to be restated in connection with our quarterly filings in 2006.  In light of the pending restatement, previously issued financial statements for the fiscal years ended December 31, 2003 and 2004 and quarters ending March 31, 2005, June 30, 2005, and September 30, 2005, should no longer be relied upon.

We have been accounting for this excess investment as an intangible asset with an indefinite life and thus testing it for impairment as opposed to amortizing it over a determinable life.  We recently determined it would be more appropriate to account for this excess investment as an intangible asset with a determinable life.  As a result, we will make non-cash adjustments that reduce the net value of the excess investment in Centennial, and increase amortization expense that will be allocated to our equity earnings.  These non-cash adjustments will have no effect on our cash flow, operating income, compensation expense, debt balances or ability to meet all requirements related to our debt facilities.

The effect of this restatement will cause a $3.1 million and $3.3 million reduction to net income as previously reported for the fiscal years ended December 31, 2004, and 2003, respectively.  Net income for the fiscal year ended December 31, 2005, will include a charge of $4.1 million, $3.3 million related to the first nine months, as a result of the accounting correction.  Additionally, partners’ capital at December 31, 2002, will reflect a $2.4 million reduction representing the cumulative effect of this correction for the fiscal year ended December 31, 2002.  While the Company believes the impacts of these non-cash adjustments are not material to any previously issued financial statements, the Company determined that the cumulative adjustment for these non-cash items was too material to record in the fourth quarter of 2005, and therefore it was most appropriate to restate prior periods’ results.

Beginning in our fiscal year 2006, we will continue to amortize the $30.0 million excess investment in Centennial related to a contract using units-of-production methodology over a 10-year life.  The remaining $3.4 million related to a pipeline will continue to be amortized on a straight-line basis over 35 years.

The Company’s management and the Board of Directors of TEPPCO GP, Inc. have discussed the matters disclosed in this filing with KPMG LLP, our independent registered public accounting firm, and they are in the process of completing their audit procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE Products Pipeline Company, Limited Partnership
(Registrant)

	By:	TEPPCO GP, Inc.,
General Partner

Date: February 7, 2006		/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer